                  SCHEDULE 14A INFORMATION STATEMENT
      Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934
                         (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                      CHROMCRAFT REVINGTON, INC.
                      --------------------------
           (Name of Registrant as Specified in its Charter)

                           Not Applicable
                      --------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          CHROMCRAFT REVINGTON, INC.
                          1100 N. Washington Street
                            Delphi, Indiana  46923


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, MAY 5, 2000

To the Stockholders of
Chromcraft Revington, Inc.:

     The annual meeting of stockholders of Chromcraft Revington, Inc. will be held on Friday, May 5, 2000 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana for the following purposes:

     1.   To elect five (5) directors; and

     2. To transact such other business as may properly come before the annual meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on March 7, 2000 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

     Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.


                              By Order of the Board of Directors,

                              Frank T. Kane
                              Secretary

April 5, 2000


                           YOUR VOTE IS IMPORTANT
            Please complete, date, sign and promptly return your
             proxy in the enclosed envelope, whether or not you
                    plan to attend the meeting in person.

                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS


                             GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held Friday, May 5, 2000 at 9:00 a.m., local time, at the Canterbury Hotel, 123 S. Illinois Street, Indianapolis, Indiana, and at any and all adjournments of such meeting. This Proxy Statement and accompanying form of proxy were first mailed to stockholders of the Company on or about April 5, 2000.

     The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock and will reimburse such institutions for the cost of forwarding the material.

     Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company or by executing and delivering to the Company a proxy bearing a later date.

     The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted for the election as directors of the five persons named as nominees in this Proxy Statement. If for any reason any director nominee becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee. Any other matters that may properly come before the annual meeting will be acted upon by the persons named as proxies in the accompanying form of proxy in accordance with their best judgment.

     The principle executive office of the Company is 1100 North Washington Street, Delphi, Indiana 46923.


                VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has one class of capital stock outstanding consisting of common stock. On March 7, 2000, the Company had 9,745,348 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote. The close of business on March 7, 2000 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

     Each share of common stock is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shares voting, abstaining or withholding authority to vote on any issue will be counted as present for purposes of determining a quorum. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. The election of directors will be determined by a plurality of the votes cast. Action on any other matters to come before the meeting must be approved by an affirmative vote of a majority of the shares present in person or by proxy.

     The stockholders listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company's common stock on March 7, 2000. The information in the following table is based upon the most recent Schedule 13G of the listed stockholders filed with the Securities and Exchange Commission.

            Name and Address           Number of Shares        Percent of
          of Beneficial Owner         Beneficially Owned      Common Stock
          -------------------         ------------------      ------------

     399 Venture Partners, Inc.          5,695,418 (1)           58.44%
     399 Park Avenue
     New York, New York  10043

     T. Rowe Price Associates, Inc.      1,054,000 (2)           10.82%
     100 E. Pratt Street
     Baltimore, Maryland  21202

     Wood, Struthers & Winthrop            580,650 (3)            5.96%
     Management Corporation
     140 Broadway
     New York, New York  10005

     (1) Represents sole dispositive power over all 5,695,418 shares and sole voting power over 5,244,426 of those shares. 399 Venture Partners, Inc. is a wholly-owned subsidiary of Citigroup Inc.

     (2) Represents sole dispositive power over all 1,054,000 shares and sole voting power over 34,000 of those shares. These securities are owned by various individual and institutional investors, including the T. Rowe Price Small-Cap Value Fund, Inc., which owns 1,000,000 shares, representing 10.26% of the shares outstanding, for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     (3) Represents sole dispositive power over all 580,650 shares and sole voting power over 519,770 of those shares. Wood, Struthers & Winthrop Management Corporation is a subsidiary of AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated).

                            ELECTION OF DIRECTORS

     The Board of Directors currently consists of six members. Current director Bruce C. Bruckmann will not seek re-election as a board member at the annual meeting. As a result, the directors have determined to reduce the size of the board to five members effective immediately prior to the annual meeting. Since the last annual meeting, H. Martin Michael resigned as a director of the Company and the size of the board was then reduced to six members.

     Five directors are to be elected to hold office for a term of one year and until their respective successors are elected and qualified. Each of the nominees is now serving as a director of the Company and was previously elected by the stockholders of the Company at the 1999 annual meeting. Each of the nominees has signified his willingness to serve as a director if elected. The Board of Directors recommends a vote "FOR" each of the nominees. Set forth below are the name and age of each nominee, his principal occupation for the past five years and his directorships with other companies.

     David L. Kolb, age 61, has been Chairman of the Board of Directors and Chief Executive Officer of Mohawk Industries, Inc., a manufacturer of carpeting, since 1988. From July 1980 until December 1988, Mr. Kolb served as President of Mohawk Carpet Corporation. Mr. Kolb serves as a director of First Union National Bank of Georgia. Mr. Kolb was first elected as a Director of the Company in 1992.

     Larry P. Kunz, age 65, was President and Chief Operating Officer of Payless Cashways, Inc. from 1986 until his retirement in 1993. Prior to joining Payless Cashways, Inc., Mr. Kunz served as President and Chief Executive Officer of Ben Franklin Stores, Inc. Mr. Kunz serves as a director of Valentine Radford Communications, Inc. Mr. Kunz was first elected as a Director of the Company in 1992.

     M. Saleem Muqaddam, age 53, serves as Vice President of Citicorp Venture Capital, Ltd. and Vice President of 399 Venture Partners, Inc., which owns 58.44% of the Company's outstanding common stock. Mr. Muqaddam serves as a director of Consolidated Furniture Corporation, Fairwood Corporation, Pamida Holdings Corporation, Plantronics, Inc. and TEU Holdings Inc., the parent company of furniture retailer This End Up. TEU Holdings Inc. and subsidiaries filed a petition under the bankruptcy laws in 2000. Mr. Muqaddam was first elected as a Director of the Company in 1992.

     Michael E. Thomas, age 58, has served as the President and Chief Executive Officer of the Company since its organization in 1992. Mr. Thomas is a director of TEU Holdings Inc., the parent company of furniture retailer This End Up. TEU Holdings Inc. and subsidiaries filed a petition under the bankruptcy laws in 2000. Mr. Thomas was first elected as a Director of the Company in 1992.

     Warren G. Wintrub, age 66, was a Partner in the accounting firm of Coopers & Lybrand from 1962 until his retirement in 1992. While at Coopers & Lybrand, he served as a member of the Executive Committee from 1976 through 1988 and as Chairman of the Retirement Committee from 1979 through 1992. Mr. Wintrub serves as a director of Corporate Property Associates 10, Inc., Corporate Property Associates 14, Inc., Carey Institutional Properties, Inc. and Getty Realty Corp. Mr. Wintrub was first elected as a Director of the Company in 1992.

                COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS
                           AND EXECUTIVE OFFICERS

     The following table sets forth information on the shares of common stock of the Company beneficially owned on March 7, 2000 by each director and executive officer and by all directors and executive officers as a group.

                                     Number of Shares         Percent of
       Name of Person             Beneficially Owned (1)     Common Stock
       --------------             ----------------------     ------------

     Bruce C. Bruckmann                    26,000                  *
     Frank T. Kane                        112,349 (2)            1.14%
     David L. Kolb                         16,000                  *
     Larry P. Kunz                         10,000                  *
     M. Saleem Muqaddam                    10,000                  *
     Michael E. Thomas                    419,635 (3)            4.14%
     Warren G. Wintrub                    468,992 (4)            4.81%

     Directors and Executive
     Officers as a Group (7 persons)    1,062,976               10.35%

     * Less than 1%

     (1) Includes 529,455 shares which officers and directors have the right to acquire pursuant to stock options exercisable within sixty days of the date of this Proxy Statement as follows: Bruce C. Bruckmann, 10,000; Frank T. Kane, 110,926; David L. Kolb, 10,000; M. Saleem Muqaddam, 10,000; and Michael E. Thomas, 388,529.

     (2) Includes 1,223 shares held by a trust under the Chromcraft Revington Savings Plan. Mr. Kane is an executive officer but not a director of the Company.

     (3) Includes 29,556 shares held by a trust under the Chromcraft Revington Savings Plan.

     (4) Includes 450,992 shares subject to an irrevocable proxy granted by 399 Venture Partners, Inc., the beneficial owner of 58.44% of the Company's common stock.

     Under federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this Proxy Statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 1999, Mr. Kunz, a director of the Company, was delinquent in filing a stock ownership report with the Securities and Exchange Commission relating to the acquisition of 10,000 shares of the Company's common stock. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held six meetings during 1999.
Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors of which he is a member, except for David L. Kolb who attended 67% of his designated meetings.

     The Company has an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. There is no nominating committee. The entire Board of Directors reviews the qualifications of persons to serve on the Board of Directors and selects the nominees.

     Audit Committee. The members of the Audit Committee are Warren G. Wintrub, Chairman, Bruce C. Bruckmann, David L. Kolb and Larry P. Kunz, all of whom are outside directors. The Audit Committee provides assistance to the Board of Directors in matters relating to accounting and financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee makes recommendations to the Board of Directors as to the selection and retention of the independent accountants for the Company; meets with the independent accountants and the Company's financial management to review the scope of the audit and audit procedures to be utilized and, at the conclusion of the audit, to review the audit including recommendations of the independent accountants; reviews with the independent accountants and the Company's financial management, the adequacy and effectiveness of the accounting and financial controls of the Company; reviews the financial statements contained in the annual report to stockholders with management and the independent accountants with respect to the disclosure and content of the statements; and provides the opportunity for the independent accountants to meet with members of the Audit Committee without members of management being present. There were three meetings of the Audit Committee during 1999.

     Compensation Committee. The members of the Compensation Committee are Larry P. Kunz, Chairman, Bruce C. Bruckmann, M. Saleem Muqaddam and Warren G. Wintrub, all of whom are outside directors. The Compensation Committee reviews the Company's compensation philosophy and programs and determines the compensation to be paid to the executive officers of the Company. The Compensation Committee also reviews and makes recommendations concerning outside director compensation and administers the Company's 1992 Stock Option Plan, as amended (the "Stock Option Plan"), and executive incentive plans. There was one meeting of the Compensation Committee during 1999.

                            DIRECTOR COMPENSATION

     Directors who are not employees of the Company are paid an annual fee of $15,000, plus a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each telephonic meeting. For committee meetings not held on the same day as a Board of Directors meeting, a director receives a fee of $1,000 for each meeting attended and $500 for each telephonic meeting. Directors serving as committee chairs additionally receive a $2,000 annual cash retainer. Directors who are employees of the Company are not compensated for service on the Board of Directors.


                           EXECUTIVE COMPENSATION

     The following table summarizes, for each of the years ended December 31, 1999, 1998 and 1997, the compensation paid by the Company and its subsidiaries to the chief executive officer and other executive officers of the Company.

Summary Compensation Table
                                                                        Long Term
                                   Annual Compensation             Compensation Awards
                           -----------------------------------  -------------------------
                                                                    Shares
      Name and                                    Other Annual    Underlying      LTIP       All Other
 Principal Position  Year    Salary     Bonus     Compensation  Stock Options  Payout (1)  Compensation
 ------------------  ----  ---------  ---------  -------------  -------------  ----------  -------------

Michael E. Thomas    1999  $ 298,333  $  52,221  $  62,295 (2)      16,780     $ 113,188   $ 100,669 (3)
President and Chief  1998  $ 268,717  $ 238,136  $  52,543 (2)      18,000     $ 199,008   $  85,399 (3)
Executive Officer    1997  $ 235,417  $ 117,688  $  52,317 (2)      24,862     $    -0-    $  87,636 (3)

H. Martin Michael    1999  $ 191,424  $    -0-   $  26,217 (4)       2,526     $   6,994   $ 685,786 (5)
Executive Vice       1998  $ 204,333  $    -0-   $  25,492 (4)      14,000     $  29,954   $  54,603 (5)
President            1997  $ 194,500  $ 102,404  $  28,915 (4)      10,000     $    -0-    $  57,701 (5)
(through 11-22-99)

Frank T. Kane        1999  $ 163,333  $  19,060  $    -0-            5,118     $  33,050   $   8,745 (6)
Vice President-      1998  $ 153,667  $  90,786  $    -0-           14,000     $  60,696   $   6,798 (6)
Finance, Chief       1997  $ 145,833  $  51,094  $    -0-            8,000     $    -0-    $   7,686 (6)
Financial Officer
and Secretary


     (1) Awards under the Chromcraft Revington, Inc. Long Term Executive Incentive Plan payable in two components: 50% in a single lump sum in cash and 50% in options to acquire shares of the Company's common stock. For 1999, Mr. Michael was eligible for and received only the cash portion of his award.

     (2) Includes amounts reimbursed to executive for taxes incurred on Company contributions to a Supplemental Executive Retirement Plan ("SERP") of $47,346, $47,748 and $47,346 for 1999, 1998 and 1997,
          respectively.

     (3) Company contributions to defined contribution plans of $11,200, $11,200 and $9,600 for 1999, 1998 and 1997, respectively, and
          Company contributions pursuant to the Company's SERP and a non-qualified supplemental retirement plan of $89,469, $74,199 and $78,036 for 1999, 1998 and 1997, respectively.

     (4) Includes amounts reimbursed to executive for taxes incurred on Company contributions to a SERP of $25,329, $24,895 and $23,837 for 1999, 1998 and 1997, respectively.

     (5) On November 22, 1999, Mr. Martin terminated his employment with the Company. Under his employment agreement, Mr. Michael is to be paid severance in the amount of $636,808 in twenty-four equal monthly payments. Additionally, he was paid $18,000 in 1999 in connection with a release and separation agreement with the Company. Also included in the compensation table were Company contributions to defined contribution plans of $1,423, $13,528 and $13,470 for 1999, 1998 and 1997, respectively, and contributions to the Company's SERP and a non-qualified supplemental retirement plan of $29,555, $41,075 and $44,231 for 1999, 1998 and 1997, respectively.

     (6) Company contributions to defined contribution plans of $4,400, $4,384 and $4,365 for 1999, 1998 and 1997, respectively, and Company contributions pursuant to a non-qualified supplemental retirement plan of $4,345, $2,414 and $3,321 for 1999, 1998 and 1997, respectively.


Stock Options

     The following tables summarize stock options granted to and exercised by the executive officers named in the Summary Compensation Table during 1999, and the value of the options held by such persons at December 31, 1999.

                                        Option Grants in 1999

                                                                                Potential Realizable
                                                                                  Value at Assumed
                       Number        Percent of                                 Annual Rates of Stock
                      of Shares    Total Options                                 Price Appreciation
                     Underlying      Granted to                                  for Option Term (1)
                       Options       Employees      Exercise     Expiration    ----------------------
      Name             Granted        in 1999         Price         Date           5%          10%
      ----           ----------    -------------    --------    -----------    ---------    ---------
Michael E. Thomas      16,780          35.7%        $  16.00    2/08/09        $ 168,844    $ 427,887

H. Martin Michael       2,526           5.4%        $  16.00    2/08/09 (2)    $  25,417    $  64,413

Frank T. Kane           5,118          10.9%        $  16.00    2/08/09        $  51,499    $ 130,508

     (1) These dollar amounts represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts assumed in this table will be achieved.

     (2) The original expiration date of these options was February 8, 2009. However, these options expired February 20, 2000 by virtue of Mr. Michael's termination of employment with the Company.

                        Aggregated Option Exercises in 1999 and Year-End Option Values

                                                        Number of Shares              Value of Unexercised
                                                     Underlying Unexercised               In-the-Money
                                                           Options at                      Options at
                        Shares                          December 31, 1999             December 31, 1999 (1)
                      Acquired on      Value      ----------------------------    ----------------------------
      Name             Exercise       Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
      ----           ------------    ---------    -----------    -------------    -----------    -------------
Michael E. Thomas          -0-       $    -0-       361,824          15,218        $ 940,500        $   -0-

H. Martin Michael       117,300      $ 561,478       72,326 (2)        -0-         $    -0-         $   -0-

Frank T. Kane              -0-       $    -0-       100,758           9,000        $ 250,800        $   -0-


     (1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $10.50 per share on December 31, 1999 as reported on the New York Stock Exchange.

     (2)  Options expired February 20, 2000.


Employment Agreements

     The Company has entered into an employment agreement with Michael E. Thomas which provides, among other items, the employment by the Company of Mr. Thomas through April 23, 2001. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Thomas gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Thomas with or without cause or in the event of the disability of Mr. Thomas. If the Company terminates Mr. Thomas with cause, then he is entitled to receive his monthly base salary for a three-month period following his termination. If the employment of Mr. Thomas is terminated by the Company without cause, then the Company will be required to pay him an amount equal to twice his then-current annual base salary and twice the higher bonus paid to him during the two preceding years.

In the event of termination due to disability, Mr. Thomas will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans, for a 24-month period following the termination.

     In the event of a change in control of the Company, as defined in the employment agreement, Mr. Thomas may terminate his employment with the Company so long as the change in control is coupled with a substantial alteration of his duties, diminution in salary or benefits or relocation. In such an event, the Company will be required to pay him, as severance pay in a lump sum, an amount equal to twice his then-current annual base salary plus twice the higher bonus paid to him during the two preceding years.

     Under his employment agreement, Mr. Thomas will receive a base salary of not less than $170,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

     The Company has a SERP for the benefit of Mr. Thomas which provides a supplemental payment to him upon retirement under a money purchase retirement plan. The amount contributed each year under the plan reflects calculations designed to provide him with a retirement income of 60% of average earnings of salary and bonus for the three years prior to retirement. In addition, the Company reimburses him for taxes incurred on Company contributions to the SERP.

     Mr. Thomas and certain other salaried employees participate in a non-qualified supplemental retirement plan that permits the deferral of compensation and provides "make up" benefits to salaried employees whose benefits are reduced under Internal Revenue Service Code restrictions.

     In accordance with the employment agreement, Mr. Thomas may not compete with the Company during his employment by the Company or during the two-year period following termination of his employment. The Company maintains life insurance for the benefit of Mr. Thomas in the amount of $1,500,000.


                        COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and making recom-mendations to the Board with respect to the Company's executive compensation philosophy and policies. The Compensation Committee determines on an annual basis the compensation to be paid to the executive officers of the Company and administers the Stock Option Plan and executive incentive plans. The following report of the Compensation Committee discusses the Committee's objectives in determining executive compensation.

     The overall objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in stockholder value. The executive compensation package relies more heavily on bonuses and longer-term incentive compensation than base salary in order to motivate performance by executives and to create a performance-oriented environment. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external and internal factors and individual performance. The following objectives currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

          Reward executives through appropriate incentive compensation and ownership in the Company for achievement of annual and long-term business goals and strategy.

          Align executive officer compensation with the success of the Company such that compensation is based, in substantial part, upon perform-ance in order to create a performance-oriented environment that rewards performance.

          Provide a total comprehensive executive compensation package that enables the Company to attract and retain key executives.

          Integrate compensation programs with both annual and long-term business objectives.

     Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. In addition, during 1998, an independent compensation consultant was retained to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth in the "Stock Performance Graph."

     The principal elements of the compensation program for executive officers are summarized below.

     Base Salary. Base salary levels are set to reflect competitive market conditions. The Compensation Committee, in determining the 1999 base salary increases for Mr. Thomas and the other executives, considered many factors, including the executive's responsibilities, duties, performance and experience. Accordingly, Mr. Thomas received an 11% salary increase for 1999. While the Compensation Committee reviewed all of these factors in determining Mr. Thomas' salary, no specific weights were placed on any of these factors, and the salary increase process was not tied to specific performance goals.

     Short Term Executive Incentive Plan. The Company established, effective January 1, 1998, a Short Term Executive Incentive Plan ("Short Term Plan") to focus the efforts of its executives on continued improvement in the profit-ability of the Company. The Compensation Committee sets financial operating targets for the Short Term Plan at the beginning of each year. Target perform-ance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of earnings per share and consolidated sales. Mr. Michael's performance target levels were based on meeting or exceeding certain levels of operating income and sales at Chromcraft Corporation, a wholly-owned subsidiary of the Company. Awards under the Short Term Plan are payable in cash.

     The Compensation Committee established Mr. Thomas' 1999 bonus rate under the Short Term Plan at 75% of base salary. In establishing the 1999 bonus, the Compensation Committee weighted the consolidated sales goal at 25% and the earnings per share goal at 75%. In February 2000, Mr. Thomas received for 1999 a Short Term Plan bonus of $52,221, which is approximately 17.5% of his 1999 salary. The maximum award opportunity available to Mr. Thomas under the Short Term Plan was 150% of base salary.

     Long Term Executive Incentive Plan. The Company established, effective January 1, 1998, a Long Term Executive Incentive Plan ("Long Term Plan") to focus the efforts of its executives on continued long-term improvement in the financial performance of the Company. Awards under the Long Term Plan are payable 50% in cash and 50% in options to acquire shares of the Company's common stock. Stock options awarded under the Long Term Plan are subject to the provisions of the Stock Option Plan and are valued using the Black-Scholes option pricing model. The performance measurement period for 1999 was the twenty-four months ended December 31, 1999. For 2000, the performance measure-ment period and all subsequent performance measurement periods will be the thirty-six month period ending on each December 31 thereafter. The Compensation Committee sets financial operating targets for the Long Term Plan at the beginning of each year. Target performance levels for Messrs. Thomas and Kane are based on meeting or exceeding certain levels of operating income, consolidated sales and return on equity. Mr. Michael's performance target levels were based on meeting or exceeding certain levels of operating income and sales at Chromcraft Corporation.

     The Compensation Committee established Mr. Thomas' target award under the Long Term Plan at 75% of salary. In establishing the financial objectives, the Compensation Committee weighted the return on equity objective at 25%, the operating income objective at 50%, and the consolidated sales objective at 25%. In February 2000, Mr. Thomas earned a 1999 Long Term Plan award of $113,188, 50% of the award was paid in cash ($56,594) and 50% in the form of a stock option grant of 15,987 shares valued at $56,594 under the Black-Scholes option pricing model. The Long Term Plan award represented 37.9% of his 1999 salary. The maximum award opportunity available to Mr. Thomas under the Long Term Plan was 150% of base salary.

                              Members of Compensation Committee

                              Larry P. Kunz, Chairman
                              Bruce C. Bruckmann
                              M. Saleem Muqaddam
                              Warren G. Wintrub

                           STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in cumulative total stockholders return for the Company's common stock with the cumulative total return of the NYSE Market Value Index and for a peer group index. The graph assumes $100 invested on December 31, 1994 and dividends are reinvested.

               Comparison of Five Year Cummulative Return Among
               Chromcraft Revington, Inc., Peer Group Index and
                     New York Stock Exchange Value Index


                                                                     NYSE
     Measurement           Chromcraft            Peer Group         Market
        Period           Revington, Inc.            Index            Index
     -----------         ---------------         ----------         ------

     12/31/94                 100.00               100.00           100.00
     FYE 12/31/95             121.02                92.84           129.66
     FYE 12/31/96             126.14               104.09           156.20
     FYE 12/31/97             145.45               137.23           205.49
     FYE 12/31/98             150.57               151.24           244.52
     FYE 12/31/99              95.45               137.14           267.75

     (1) The Peer Group includes the following companies: Bassett Furniture Industries, Inc., Flexsteel Industries, Inc., La-Z-Boy Incorporated, LADD Furniture, Inc., Pulaski Furniture Corporation, Rowe Furniture Corporation and Stanley Furniture Company, Inc.

     (2) Total return equals stock price changes and reinvestment of dividends. Calculations were prepared by Media General Financial Services of Richmond, Virginia.


                             INDEPENDENT AUDITORS

     KPMG LLP audited the financial books and records of the Company for the year ended December 31, 1999. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

                                ANNUAL REPORT

     A copy of the Company's 1999 Annual Report to Stockholders, including audited consolidated financial statements for the year ended December 31, 1999, is enclosed with this Proxy Statement. The 1999 Annual Report to Stockholders does not constitute proxy soliciting material.


                STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals for the 2001 Annual Meeting of Stockholders must be received by the Company at its executive office no later than November 30, 2000 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934. In addition, the persons named in the enclosed proxy will have discretionary authority to vote such proxy at the Annual Meeting of Stockholders in accordance with their best judgment on all matters with respect to which the Company received written notice at its executive office by February 17, 2000. Further, the persons named in the form of proxy relating to the Company's 2001 Annual Meeting of Stockholders will have discretionary authority to vote pursuant to the proxy at such annual meeting in accordance with their best judgment on all matters desired to be brought before such annual meeting with respect to which the Company does not receive written notice at its executive office by February 19, 2001.


                                OTHER MATTERS

     The Company knows of no other matters to come before the annual meeting. If other matters are properly brought before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy at the annual meeting in accordance with their best judgment on such matters.

                              By Order of the Board of Directors,

                              Frank T. Kane
                              Secretary

April 5, 2000

PROXY                    CHROMCRAFT REVINGTON, INC.                   PROXY

            Annual Meeting of Stockholders - May 5, 2000
      This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MICHAEL E. THOMAS and FRANK T. KANE, and each of them, with power of substitution, as proxies to represent and vote all shares of common stock of Chromcraft Revington, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on May 5, 2000, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

             (Continued and to be signed on the reverse side)


A [X] Please mark your votes as in this example.

                       FOR all nominees              WITHHOLD AUTHORITY
                    listed at right (except             to vote for
                       as marked to the                 all nominees
                       contrary below).               listed at right      Nominees:
1. ELECTION OF                                                                David L. Kolb
   DIRECTION.                [  ]                          [  ]               Larry P. Kunz
                                                                              M. Saleem Muqaddam
 INSTRUCTIONS:  To withhold authority to vote for any individual              Michael E. Thomas
 nominee, write that nominee's name in the space provided below.              Warren G. Wintrub

 ______________________________________________________________


2. In their discretion, on such other matters as may properly come before the annual meeting.

This proxy will be voted as directed, but if no direction is indicated, this proxy will be voted FOR the election of directors of all nominees set forth in Item 1. With respect to any other matters that may properly come before the meeting, the proxies designated herein intend to vote in accordance with their best judgment on such matters.

Please mark, date, sign exactly as your name appears hereon and return this Proxy promptly.

SIGNATURE_____________________________  __________________________  ___________
                                        SIGNATURE IF JOINTLY OWNED     DATE:

Note: Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.